Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

KushCo Holdings, Inc.

Cypress, CA

We consent to the incorporation by reference in the registration statement on the Post-Effective Amendment No. 1 to Form S-3 on Form S-1 of KushCo Holdings, Inc. of our report dated November 28, 2018, except for the effects of the restatement discussed in Note 2 to such financial statements as to which the date is April 11, 2019, included in KushCo Holdings, Inc.’s Annual Report on Form 10-K/A as amended by Amendment No. 1 for the years ended August 31, 2018 and 2017, with respect to the consolidated balance sheets of KushCo Holdings, Inc., as of August 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2018, which appear in the August 31, 2018 annual report on Form 10-K/A of KushCo Holdings, Inc.

We consent to the use of our name as it appears under the caption “Experts”.

/s/ RBSM LLP
Larkspur, CA
March 6, 2020